UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2022

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	000-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Iconic Offices, The Greenway, Block C Ardilaun Court 112-114 St Stephens Green, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 (0) 1 6699 020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares (ADS(s)), each ADS representing the right to receive one (1) Ordinary Share of Amarin Corporation plc	AMRN	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jason Marks, Executive Vice President, Chief Legal and Compliance Officer (and Corporate Secretary) of Amarin Corporation plc (the “Company”) is resigning as an officer of the Company effective December 6, 2022 and departing from the Company following a transition period. A search is underway at the Company for a new general counsel. Mr. Marks has confirmed his commitment to a smooth transition of responsibilities. Mr. Marks is leaving the Company to pursue other interests.

In connection with the foregoing, on December 6, 2022, the Company entered into a transition agreement (the “Transition Agreement”) with Mr. Marks. Effective immediately, Mr. Marks will transition to the role of Senior Advisor and he is expected to serve in that capacity until February 28, 2023 (the “Transition Period”). Following the Transition Period, and subject to the terms of the Transition Agreement, Mr. Mark’s will be entitled to payments and benefits pursuant to the terms of the Company’s Executive Severance and Change of Control Plan, effective as of January 28, 2021.

The foregoing description of the Transition Agreement is not complete and is qualified in its entirety by reference to the Transition Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ending December 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2022	Amarin Corporation plc

	By:	/s/ Karim Mikhail
Karim Mikhail
President and Chief Executive Officer